EXHIBIT 10.1

FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

This First Amendment, entered into on September 30, 2022, and effective as of October 1, 2022 (this “Amendment”), to the Amended and Restated Employment Agreement, effective as of January 8, 2022 (the “Employment Agreement”), by and between PyraMax Bank, FSB, a federal savings bank with its main office in Greenfield, Wisconsin (the “Bank”), and Richard Hurd (“Executive”).  Any reference to the “Company” shall mean 1895 Bancorp of Wisconsin, Inc., the Maryland holding company of the Bank.  The Company is a signatory to this Agreement for the purpose of guaranteeing the Bank’s performance hereunder. Capitalized terms which are not defined herein shall have the same meaning as set forth in the Agreement.

W I T N E S S E T H:

WHEREAS, the Executive is currently employed under the Employment Agreement as Chief Executive Officer of the Bank; and

WHEREAS, effective October 1, 2022 (the “Amendment Effective Date”), the Executive’s new position, title and responsibilities is as Executive Vice President – Strategic Planning of the Bank; and

WHEREAS, the parties agree to amend the Agreement to reflect the Executive’s new position, title and responsibilities; and

WHEREAS,  pursuant to Section 15 of the Agreement, the Agreement may be modified by an instrument in writing signed by the parties to the Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the Bank and the Executive hereby agree as follows:

Section 1.  Amendment to the Agreement.  Notwithstanding anything in the Agreement to the contrary, as of the Amendment Effective Date, all references in the Agreement to “Chief Executive Officer” of the Bank are hereby amended and replaced with “Executive Vice President – Strategic Planning” of the Bank.

Section 2.  Acknowledgement.  By executing and agreeing to this Amendment, Executive hereby acknowledges and agrees that the change in title reflected in Section 1 above, and the resultant change in Executive’s duties and responsibilities, which changes are effective as of the Amendment Effective Date, do not constitute a “Good Reason” for Executive’s resignation under Sections 4(a) of the Agreement, and do not entitle Executive to the payments and benefits set forth in Section 4(b) of the Agreement.

Section 3.  Continuation of Agreement.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

Section 4.  Governing Law.  This Amendment and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Wisconsin.

Section 5.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Bank and the Executive have duly executed this Amendment as of the day and year first written above.

ATTEST:	PYRAMAX BANK, FSB
/s/ Monica Baker	/s/ Darrell Francis
Monica Baker Secretary	Darrell Francis Chairman of the Board

ATTEST:	1895 BANCORP OF WISCONSIN, INC.
/s/ Monica Baker	/s/ Darrell Francis
Monica Baker Secretary	Darrell Francis Chairman of the Board

WITNESS:	EXECUTIVE:
/s/ Monica Baker	/s/ Richard Hurd
Monica Baker Secretary	Richard Hurd